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                                                             Exhibit (d)(30)(iv)

                               AMENDED SCHEDULE B

                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN

                              ING INVESTMENTS, LLC
                                       AND

                        BRANDES INVESTMENT PARTNERS, LLC
              (FORMERLY KNOWN AS BRANDES INVESTMENT PARTNERS, L.P.)


SERIES*

ING LargeCap Value Fund

ING MidCap Value Fund

ING SmallCap Value Fund




* This Amended Schedule B will be effective with respect to a Series upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Series.